UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In continuance of a debt consolidation initiative begun by the Registrant in September, 2017, the Registrant entered into a Security Purchase Agreement and Convertible Promissory note dated June 1, 2018, and funded on June 1 2018 and June 5, 2018 in the amount of $210,000. The lender was Eagle Equities, LLC. This new Note carries an 8% interest rate, and has a maturity date of June 1, 2019. Should the Note not be paid in full prior to maturity, any remaining balance would be convertible into the Registrant’s common stock at a discount to market.

As part of a negotiated settlement, $150,000 of the Note was used to fully retire a previously existing $56,000 convertible note with 12% interest, and a maturity date of June 6, 2018.

Also, on June 7, 2018 the Company negotiated a settlement with another note holder who agreed to waive their right to conversion and any prepayment premiums or penalties in exchange for an accelerated prepayment of their outstanding debt.

As a result of these activities, as of June 7, 2018 the Company has now successfully consolidated all outstanding convertible debt with one lender, Eagle Equities. Eagle has been financing Company activities and assisting with this debt consolidation since September of 2018, and has verbally committed to continue funding Company operations going forward.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

 Item 8.01 Other Events.

On June 6, 2018, the Registrant entered into a new Consulting Agreement with CEO Sean Folkson. This new agreement goes into effect on July 1, 2018 and includes a modified compensation structure.

Total compensation in the original Agreement consisted of a $6,000 monthly consulting fee for all of Folkson’s services. Such compensation began to accrue on January 1, 2015. To preserve cash and protect shareholder value, to date, the Company has only paid Folkson for 7 of the 42 months since the original Agreement went into effect.

The new Consulting Agreement contains the identical cash compensation allowance of $6,000 monthly. In addition, Folkson shall earn Warrants with a strike price of $.50 when the Company hits certain revenue milestones. A block of Warrants will be earned subsequent to the first quarter where revenues exceed $1,000,000, and an additional block of $.50 Warrants shall be earned subsequent to the first quarter where revenues exceed $3,000,000. All Warrants earned under this agreement would convert into restricted shares, shall carry a cashless provision, and must be exercised within 15 days of the filing of the 10Q or 10K on which such revenues are reported.

Both Parties have agreed that no additional compensation may be earned or granted under this Agreement until the completion of its initial 12 month Term.

The Consulting Agreement is an exhibit hereto.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Eagle Securities Purchase Agreement dated June 1, 2018
10.2	Eagle Note dated June 1, 2018
10.3	Allonge to Regal Consulting, LLC Consulting Agreement From February 1, 2018
10.4	Sean Folkson Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

June 7, 2018	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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